LEASE AGREEMENT


This Lease is entered into this 8th day of July, 2005 between TENANT and LANDLORD.


1.  PARTIES/ADDRESS OF RECORD:

	TENANT:		Platina Energy Group, Inc.	office 303-881-2604
			200 W. 17th Street, Suite 240
			Cheyenne, Wyoming 82001

	LANDLORD:  	Terrell Industries, LLC
			c/o Preferred Management, LLC	office 307-638-7232
			P.O. Box 5689			fax 307-632-5761
		       	Cheyenne, Wyoming 82003	    	office location - 3124 Old Faithful Road


2.  PREMISES:

	A.  	Building Name/Address:  Financial Center, 200 W. 17th Street, Cheyenne,
		Wyoming

	B.  	Square Feet of suite 240:   1,211 rentable


3.  USE:

	Tenant shall use the premises for the purpose of general offices and for no
	other purposes prohibited by the laws of the United States, the State of
	Wyoming, the ordinances of the City of Cheyenne, or any improper or
	questionable purposes.  Tenant shall not permit any disorderly conduct, noise
	or nuisance to annoy or disturb any persons occupying adjacent premises.


4.  TERM:

	Tenant shall lease the premises for a period of one year from the date of
	July 18, 2005 through July 17, 2006. If, after the expiration of any lease
	term of this Lease, Tenant shall remain in possession of the premises and
	continue to pay rent without a written agreement as to such possession, then
	such tenancy shall be regarded as a month to month tenancy, at a monthly
	rental rate that is twenty-five percent (25%), higher than the last month's
	rent paid under the Lease.


5.  RENT:

	The annual rental payment of fifteen thousand, seven hundred, forty-four
	dollars, ($15,744) shall be due and payable by Tenant on the first day of
	each month, WITHOUT NOTICE, in equal monthly installments of one thousand,
	three hundred, twelve dollars, ($1,312) All payments shall be made payable
	to and delivered in care of Preferred Management, P.O. Box 5689, Cheyenne,
	Wyoming 82003 (office location - 3124 Old Faithful Road). In the event any
	rent payment is not made and received by the fifth day of the month, Tenant
	shall pay separately 5% of monthly rent as a late payment charge.
	Additionally, if non-payment continues beyond the tenth day of the month,
	Tenant shall pay separately an additional daily late charge of $10 per day
	until rent and late charges are paid in full.  Rental payments for any option
	terms shall be negotiated.


6.  DEPOSIT:

	Tenant agrees to deposit as security, damage, and clean-up with the Landlord,
	the amount of one thousand, three hundred, twelve dollars, ($1,312) for the
	faithful performance of all of the terms, conditions, and covenants of this
	Lease.  Landlord may but shall not be obligated to apply the deposit to cure
	any defaults under the terms of this Lease and shall account to the Tenant
	for the balance.  The Tenant may not apply the deposit to the payment of
	rent or to the performance of other obligations.


7.  OPERATING COSTS:

	Tenant shall be responsible to pay increases in operating costs over the base
	(first) year of the Lease.  The base year runs from January 1 through
	December 31 of each year. Operating costs shall include all expenses of
	Landlord to maintain, operate, manage, and repair the building, land, and
	personal property.  Expenses include but are not limited to utilities, taxes,
	insurance, licenses, permits, assessments, commissions, management fees,
	legal & accounting expenses, maintenance and any other expense which in
	accordance with generally accepted accounting and management practices would
	be considered an expense of maintaining, operating, managing or repairing the
	Building, Land, and personal property including amortization of capital costs
	to improve the operating efficiency of the Building and to meet requirements
	imposed to meet laws regarding building, health, safety, fire, and
	accessibility.  Operating costs shall not include cost of services to Tenants
	which are paid by separate charge, or depreciation or amortization of costs
	required to be capitalized in accordance with generally accepted accounting
	principles except those capital costs noted above.  Tenant shall be notified
	of their increased share of operating costs to be paid in monthly
	installments as additional rent.  In no case shall rent be reduced if
	operating expenses are decreased.


8.  SERVICES:

	Landlord shall provide janitorial, electricity, heat, water, sewer and trash
	services to the premises.  The electricity supplied to the building shall be
	"building grade quality".  Tenant shall be responsible for cost of supplying
	"computer grade quality".  If questions should arise, final determination
	shall be provided by the Power Company and Licensed Electrical Contractor.
	Tenant shall pay costs of this determination unless the findings indicate
	Landlord is responsible.  Tenant agrees that the Landlord shall not be held
	liable for failure to supply utilities or other services when such failure is
	not due to negligence on its part.  It being understood that Landlord
	reserves the right to temporarily discontinue any services at such times as
	may be necessary by reason of accident, repairs, alterations, or any other
	similar happening.


9.  INSURANCE:

	Landlord shall maintain property insurance and Tenant shall maintain liability
	insurance, at its own expense, to protect against bodily injury, public
	liability, and property damage, with the minimum coverage of $1,000,000
	combined single limit liability.  Insurance policies shall name the Landlord
	and its Agent as additional insured.  Tenant shall maintain insurance on its
	personal property in the premises.  Insurance certificates should be
	delivered to Landlord within ten days of occupancy, and any proposed changes
	thereafter (renewal, cancellation) should be delivered to Landlord as least
	ten days of the change.


10.  WAIVER OF SUBROGATION:

	Both parties release each other, their agents or employees, from
	responsibility and waive any claim for any loss or damage to property in
	the building or premises, loss from business interruption or rental income
	arising out of any incident which is covered by their respective insurance
	policies.  Each party shall use its best effort to cause their insurance
	carriers to consent to the foregoing waiver of rights of subrogation against
	the other party.  No such release shall be effective unless the insurance
	policy shall expressly permit a waiver of the carrier's rights to subrogation.


11.  IMPROVEMENTS/ALTERATIONS:

	Tenant shall be responsible for improvements and/or alterations of the
	premises.  Any improvements/alterations desired by Tenants shall be submitted
	in writing to and approved in writing by the Landlord before any work may
	progress.  Unless otherwise stated in writing by Landlord, improvements/
	alterations by Tenant are at Tenant's expense and those improvements stay
	with the property.


12.  SIGNS:

	Tenant shall not erect or maintain any sign on the premises, building, or property without the prior written approval of Landlord. The Landlord has established standardize signs and Tenant shall comply with that standard.


13.  MAINTENANCE:

	Tenant shall maintain and keep the interior of the leased property in as good
	order and repair as received with reasonable wear and tear accepted.  Tenant
	shall be responsible for all costs of repairs and maintenance due to neglect
	or abuse of the premises, whether accidental or intentional.  Landlord shall
	maintain the structural supports and exterior walls of the building,
	including windows, doors, and passageways from the lobby, street and parking
	area leading to the leased property, and adjacent sidewalks and entrance
	lobby, in good order and repair and free of snow, ice, rubbish, and other
	obstructions.  Landlord shall maintain in good working order and repair all
	plumbing fixtures, facilities, and equipment installed for the general supply
	of hot and cold water, heat, air conditioning, and electricity.  Landlord
	shall not be required to maintain or repair any such equipment, fixtures, or
	facilities which are added by Tenant whether or not said items were approved
	by Landlord.


14.  SURRENDER OF POSSESSION:

	Tenant agrees to deliver up and surrender to the Landlord possession of said
	premises at the expiration or termination of this lease, in as good repair as
	when Tenant obtained the same at the commencement of said term, accepting
	only ordinary wear.  Tenant shall make arrangement to meet the Landlord for a
	final inspection of the premises.  Tenant shall be liable for any damages
	beyond normal wear and tear.


15.  ASSIGNMENT OR SUBLETTING:

	Tenant shall not sublet any part of the premises nor assign the Lease or any
	interest therein without written notice to and approval of the Landlord.


16.  RIGHT OF ENTRY:

	Landlord shall have the right to enter the premises at any reasonable hour
	for inspection, maintenance, showing of the premises, or any purpose relating
	to safety, protection and preservation of the building.  Landlord shall be
	permitted to place "For Rent or Lease" signs upon the premises any time
	within ninety days of the end of this Lease.


17.  INDEMNIFICATION:

	Both parties shall indemnify and hold harmless each other from liability,
	damages, losses, claims and expenses, including attorneys fees, arising from
	any act, omission or negligence of either party or its officers, contractors,
	licensees, agents, employees, clients or customers in or about the building
	or Premises or from any breach or default under this Lease by either party.
	Both parties shall not be liable for any injury to any person or loss or
	damage to property sustained by either party or other persons, which may be
	caused by theft, or by any act or neglect of either party or any other tenant
	of the Building or any third party.


18.  CONDEMNATION:

	In the event that part or all of the building shall be condemned by any governmental agency, this lease may be terminated by Landlord without obligation to or recourse by Tenant.


19.  DAMAGE:

	In the event of damage or destruction of the premises not due to Tenant,
	Landlord shall repair the damage as soon as possible.  Tenant shall not be
	obligated to pay rent for the portions of the premises that are
	uninhabitable.  Landlord shall repair the premises within a reasonable time,
	but not to exceed ninety days.  If damage is not repaired within the ninety
	day period, this lease may be terminated by Tenant without further obligation.


20.  DEFAULT:

	At Landlord's option, Landlord may declare a default of the Lease by
	notifying Tenant of default in writing.  Tenant shall have three days to
	correct monetary defaults, ten days for other defaults and notify Landlord
	of the correction.  The default shall not be uncured if Tenant commences to
	cure default within three or ten days and Tenants diligently pursues the cure
	the defaults.  Otherwise, Landlord may declare the Lease ended, repossess
	the premises, and expel Tenant.  Tenant agrees to peacefully surrender the
	premises upon termination, or be deemed guilty of unlawful detention of the
	premises.  Landlord shall be entitled to recover from Tenant all damages
	resulting from Tenant's default, including expenses to repossess, re-let,
	renovate the premises, commissions and the rent for the balance of the term
	of this Lease.  Continued repeats (five or more) of the same default shall
	provide cause for Landlord to declare a default of the Lease.


21.  REMOVAL OF TENANT'S PROPERTY:

	Upon regaining lawful possession of the rental unit following termination of
	the rent agreement, Landlord may immediately dispose of any trash or property
	the Landlord reasonably believes to be hazardous, perishable, or valueless
	and abandoned.  Any property remaining within the rental unit after
	termination of the rental agreement shall be presumed to be both valueless
	and abandoned.

	Any valuable property may be removed from the rental unit and shall thereafter
	be disposed of as follows: The Landlord shall provide written notice to
	Tenant describing the property claimed to be abandoned and stating that the
	property shall be disposed of after seven days from the date of service of
	the notice if the Tenant does not take possession of the property or notify
	the Landlord in writing of the Tenants's intent to take possession of the
	property.

	If the Landlord does not receive a written response from the Tenant within seven days after service of the notice, the property shall be conclusively deemed abandoned and the Landlord may retain or dispose of the property.

	The Landlord is entitled to payment of storage costs for the period the
	property remains in safekeeping plus the cost of removal of the property to
	the place of storage.  Landlord shall be allowed reasonable storage costs if
	he stores the property himself or actual storage costs if the property is
	stored commercially.  Payment of storage costs shall be made before the
	Tenant removes the property.  The Landlord is not responsible for any loss
	to the renter resulting from storage.


22.  INSOLVENCY:

	If Tenant shall become insolvent, Landlord may declare this lease ended, and
	all rights of Tenant shall terminate.


23.  SUCCESSORS:

	This Lease shall be binding on the parties, their personal representatives,
	successors, and assigns.


24.  REMEDIES:

	In the event any dispute arises under this Lease, for non-payment of any
	sums, and the matter is turned over to an attorney, the prevailing party
	shall be entitled to receive, in addition to other damages or expenses,
	reasonable attorney fees and court costs as determined by the legal decision
	of the court.


25.  FINANCIAL STATEMENTS:

	Tenant agrees to provide current financial statements (income and balance
	sheet for the previous twelve month period), dated within thirty days prior
	to the date of this Lease, to Landlord and incorporates those statements
	herein as a separate attachment.  Tenant agrees to provide financial
	statements annually to Landlord and shall provide additional updated
	statements within thirty days of the request of Landlord.


26.  SUBORDINATION:

	This Lease shall be subordinate to any mortgage or deed now existing or placed on the property in the future.


27.  NON-WAIVER:

	Any lack of enforcement by Landord of any term, condition or covenant of the
	Lease shall not be deemed a waiver by Landlord.  Any acceptance of rent by
	Landlord shall not be deemed a waiver of any default by Tenant.


28.  TIME:

	Time is of the essence in this Lease.


29.  ESTOPPEL CERTIFICATE:

	Tenant shall provide to Landlord or its designee upon written request a
	prepared statement concerning the status of the Lease including but not
	limited to the effective dates, rent paid, security deposit, uncured
	defaults, and any changes to the Lease.  If Tenant shall fail to respond
	within ten days of request, Tenant shall be deemed to admitted the accuracy
	of any information supplied by Landlord to a third party.


30.  HEADINGS:

	Titles to Paragraphs of the Lease are for reference only and shall have no effect upon the construction or interpretation of the Lease.


31.  NOTICES:

	All notices under this Lease shall be in writing and delivered in person or
	sent by registered or certified mail to either party to the Address of
	Record., Paragraph A, or other addressess as may be designated by either
	party in writing.  Notices shall be deemed given on the date of mailing.


32.  CORPORATE AUTHORITY:

	Tenant, if a corporation,  warrants that any individual executing this Lease
	has the authority of the Tenant.  Tenant shall provide written authorization
	of this approval.


33.  ADDITIONAL PROVISIONS:

	The following provisions are made a part of this Lease:

		a.  At Landlord cost, Landlord will pay up to four parking spaces located
		    in the City of Cheyenne parking garage located at 17th Street and Carey
		    Avenue.

		b.  Landlord will pay up to $1,211 for refinishing the suite to include
		    painting of walls, refinishing of interior suite doors, closing off
		    hallway running through suite, and cleaning of suite carpet.

		c.  Tenant shall provide paint color to Landlord to paint suite.



The authorized representatives for both parties execute this Lease as indicated by their signatures below.



TENANT:		Platina Energy Group, Inc.	office 303-881-2604
		200 W. 17th Street, Suite 240
		Cheyenne, Wyoming 82001

Signature: _____________________________________________  Date: _______________

                 Blair J. Merriam, President


Witness:    _____________________________________________



LANDLORD:   	Terrell Industries, LLC
		c/o Preferred Management, LLC	office 307-638-7232
		P.O. Box 5689			fax 307-632-5761
		Cheyenne, Wyoming 82003

Signature: _____________________________________________ Date: ________________

                 Gale W. Anderson, Broker/Agent for Landlord


Witness:    _____________________________________________